UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2012

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania		15203-2329
(Address of principal executive offices)		(Zip Code)

(412) 432-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. Costs Associated with Exit or Disposal Activities

On May 18, 2012, American Eagle Outfitters, Inc. (the “Company”) announced plans to exit 77kids by american eagle (“77kids”), including all 22 stores and the online business. Management determined that it is in the best interest of the Company and its shareholders to prioritize and focus its efforts on businesses with the highest return potential.

Management is currently exploring strategic alternatives for the 77kids business, which include a full or partial disposition of assets to a third party. Pre-tax, non-cash asset impairment charges are estimated to be $16 million. At this time, the Company is unable to make a good faith estimate of additional exit charges. The Company anticipates these charges to be taken primarily in the second and third quarters, which will be disclosed as plans are finalized, as an amendment of this Form 8-K.

In fiscal 2011, 77kids generated an after-tax loss of approximately $24 million.

ITEM 2.06. Material Impairments

The information set forth in Item 2.05 is incorporated herein by reference.

ITEM 8.01. Other Events

On May 18, 2012, the Company issued a press release announcing its intent to exit the 77kids business. A copy of that press release is attached hereto as Exhibit 99.1. Additionally, the Company posted on its website historical financial data related to the 77kids business. A copy of the financial data is attached hereto as Exhibit 99.2.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1*	Press Release dated May 18, 2012 announcing plans to exit the 77kids business

99.2*	77kids historical financial data

*	Such Exhibit is being “furnished” (not filed) pursuant to Item 8.01 of the Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: May 24, 2012	By:	/s/ Scott Hurd
Scott Hurd
Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated May 18, 2012 announcing plans to exit the 77kids business

99.2*	77kids historical financial data

*	Such Exhibit is being “furnished” (not filed) pursuant to Item 8.01 of the Current Report on Form 8-K.